Exhibit 99.1

777 Post Oak Blvd, Suite 500
Houston, Texas 77056
CONTACT:	William George	713-830-9600
	Chief Financial Officer	Fax 713-830-9696
(713) 830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER

AND FULL YEAR RESULTS

Houston, TX – February 27, 2006 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that, after excluding both a noncash goodwill impairment and a gain from the sale of certain discontinued operations, net income from continuing operations in the fourth quarter of 2005 was $6,232,000 or $0.15 per diluted share as compared to $4,190,000 or $0.10 per diluted share in 2004.  Including both the fourth quarter noncash goodwill impairment and a gain from the sale of certain discontinued operations, the Company reported a net loss of $17,564,000 or $0.44 per diluted share, for the quarter ended December 31, 2005, as compared to net income of $2,006,000 or $0.05 per diluted share, in the fourth quarter of 2004.  Finally, including the noncash goodwill impairment but excluding amounts relating to discontinued operations in both the current and prior year, the loss from continuing operations in the fourth quarter of 2005 was $27,723,000 or $0.70 per diluted share as compared to income of $3,553,000 or $0.09 per diluted share in 2004.  Both the current and prior year fourth quarters included noncash goodwill impairment charges of $33,877,000 and $637,000, respectively, resulting from an annual review of goodwill amounts that were recorded with respect to certain operations that were purchased during the late 1990s.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Our operations demonstrated the strongest fourth quarter earnings that we have experienced in many years, with earnings per share from operations, excluding a noncash goodwill impairment, having increased by 50%.  When combined with our greatly improved results through the first nine months of last year, 2005 marked a significant increase in our profitability and is a testament to the dedication and competence of our employees and operations. Free cash flow was also very strong, with over $21 million during the fourth quarter.  We ended the year with no debt and with over $55 million in cash and equivalents.  This strong cash performance further strengthens our balance sheet and provides additional liquidity that we will seek to invest in further growth.”

“We announced separately today that our Board of Directors has increased our quarterly dividend from $0.025 in the fourth quarter of 2005 to $0.035 for the first quarter of 2006.  We are pleased to be able to provide further tangible returns to our shareholders while maintaining a strong cash reserve to invest in our growth initiatives.”

“As previously announced, during the fourth quarter we closed the sale of two of our controls subsidiaries, resulting in an after-tax gain of $9.8 million, which was reported as discontinued operations, and which provided cash proceeds net of transaction costs of $22.9 million.  Because the purchase price was funded in the first week of 2006, the cash from that transaction did not appear in the year-end cash balances.”

Murdy continued, “We recorded a noncash goodwill impairment charge in the fourth quarter.  This charge related to our conclusion that profit levels at certain of our operations do not justify maintaining goodwill assets that were recorded based on the purchase price at the time they were acquired six to eight years ago.  The accounting rules relating to goodwill that went into effect in 2002 require annual evaluations and, where warranted, impairments to carried goodwill amounts for businesses whose value has declined.  The rules require us to evaluate our goodwill at each individual reporting unit, but they only permit impairments and thus they do not allow us to write up goodwill for strong operations.  As a result, an impairment of certain values may occur even when the overall results and value of an entity are increasing substantially.”

The Company reported revenues from continuing operations of $234,967,000 in the current quarter as compared to $199,653,000 in 2004.  The Company also reported free cash flow of $21,952,000 in the current quarter as compared to free cash flow of $11,847,000 in 2004.  Backlog as of December 31, 2005 was $681,668,000 as compared to $635,313,000 as of September 30, 2005 on a same-store basis.

The Company’s annual results included the following items:

•                                            Noncash impairment of $33.9 million, mentioned above, resulting from an assessment of goodwill assets carried for certain of its subsidiaries.

•                                            Net gain associated with discontinued operations of $10.0 million resulting primarily from the previously announced sale of two controls subsidiaries.

Including the noncash goodwill impairment charge, the Company reported a net loss for the year ended December 31, 2005 of $6,226,000 or $0.16 per diluted share as compared to net income of $10,713,000 or $0.27 per diluted share in 2004.  Excluding discontinued operations, the net loss was $16,374,000 or $0.42 per diluted share as compared to net income of $11,356,000 or $0.29 per diluted share.  Excluding goodwill impairments in both years, and excluding a charge in 2005 to write off certain deferred debt costs, net income from continuing operations was $18,060,000 or $0.45 per diluted share for the twelve months ended December 31, 2005 compared to $11,993,000 or $0.30 per diluted share in 2004.

The Company reported revenues of $899,531,000 from continuing operations for 2005 as compared to $778,621,000 in 2004, an increase of 15.5%.  Free cash flow for 2005 was $31,954,000 as compared to $21,731,000 in 2004.

Bill Murdy further noted, “Earnings per share from continuing operations, net of our goodwill impairment and the write off of certain debt costs, increased from $0.30 to $0.45 from 2004 to 2005, which, with our outstanding cash flows gave us the confidence to increase our dividend by 40% this quarter.  We believe that our improvement results from strengthening our core business operations, improved industry conditions, and strong operational execution.  As we begin a new year, we feel that industry activity indicators remain strong, and we are optimistic that through a continuing focus on execution we can deliver another strong year and improve our year-over-year results in 2006.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Tuesday, February 28, 2006 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-210-234-0008.  A replay of the entire call will be available until 6:00 p.m. Central Time, Tuesday, March 7, 2006 by calling 1-203-369-3720.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 55 locations in 49 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, retention of key management, national or regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with bonding, shortages of labor and specialty building materials, seasonal fluctuations in the demand for HVAC systems and the use of incorrect estimates for bidding a fixed price contract, the Company’s backlog failing to translate into actual revenue or profits, errors in the Company’s percentage of completion method of accounting, the result of competition in the Company’s markets, the imposition of past and future liability from environmental, safety, and health regulations, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

– Financial table follows –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Twelve Months Ended December 31, 2005 and 2004

(in thousands, except per share amounts)

	Three Months Ended December 31, (unaudited)				Twelve Months Ended December 31,
	2005	%	2004	%	2005	%	2004	%
Revenues	$234,967	100.0%	$199,653	100.0%	$899,531	100.0%	$778,621	100.0%
Cost of services	192,851	82.1%	167,235	83.8%	752,354	83.6%	656,660	84.3%
Gross profit	42,116	17.9%	32,418	16.2%	147,177	16.4%	121,961	15.7%

SG&A	31,038	13.2%	26,656	13.4%	114,611	12.7%	100,844	13.0%
Goodwill impairment	33,877	14.4%	637	0.3%	33,877	3.8%	637	0.1%
Loss (gain) on sale of assets	71	—	9	—	(36)	—	(24)	—

Income (loss) from operations	(22,870)	(9.7)%	5,116	2.6%	(1,275)	(0.1)%	20,504	2.6%

Interest expense (income), net	(187)	(0.1)%	281	0.1%	309	—	1,394	0.2%
Other expense (income)	(70)	—	(11)	—	(107)	—	427	0.1%
Write off of debt costs	—	—	—	—	870	0.1%	—	—
Income (loss) before taxes	(22,613)	(9.6)%	4,846	2.4%	(2,347)	(0.3)%	18,683	2.4%
Income taxes	5,110		1,293		14,027		7,327
Income (loss) from continuing operations	(27,723)	(11.8)%	3,553	1.8%	(16,374)	(1.8)%	11,356	1.5%

Discontinued operations:
Operating income (loss), net of income tax expense of $161, $331, $3 and $967	306		(2,165)		196		(1,124)
Estimated gain on disposition, including income tax expense (benefit) of $7,038, $(247), $7,103 and $(12)	9,853		618		9,952		481

Net income (loss)	$(17,564)		$2,006		$(6,226)		$10,713

Income (loss) per share:
Basic-
Income (loss) from continuing operations	$(0.70)		$0.09		$(0.42)		$0.30
Discontinued operations -
Income (loss) from operations	0.01		(0.06)		0.01		(0.03)
Estimated gain on disposition	0.25		0.02		0.25		0.01
Net income (loss)	$(0.44)		$0.05		$(0.16)		$0.28

Diluted -
Income (loss) from continuing operations	$(0.70)		$0.09		$(0.42)		$0.29
Discontinued operations -
Income (loss) from operations	0.01		(0.05)		0.01		(0.03)
Estimated gain on disposition	0.25		0.01		0.25		0.01
Net income (loss)	$(0.44)		$0.05		$(0.16)		$0.27

Shares used in computing income (loss) per share:
Basic	39,648		38,740		39,298		38,409
Diluted	39,648		39,908		39,298		39,505

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options, warrants and contingently issuable restricted stock that were outstanding during the periods presented.

Supplemental Non-GAAP Information (unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2005	%	2004	%	2005	%	2004	%
Income (loss) from continuing operations (after tax)	$(27,723)		$3,553		$(16,374)		$11,356
Goodwill impairment (after tax)	33,955		637		33,955		637
Write off of debt costs (after tax)	—		—		479		—
Income from continuing operations (after tax), excluding goodwill impairment and the write off of debt costs	$6,232	2.7%	$4,190	2.1%	$18,060	2.0%	$11,993	1.5%

Diluted earnings per share – income from continuing operations (after tax), excluding goodwill impairment and the write off of debt costs	$0.15		$0.10		$0.45		$0.30

Note 1:  Operating results from continuing operations, excluding goodwill impairment and the write off of debt costs, is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive about the Company from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2005	%	2004	%	2005	%	2004	%
Net income (loss)	$(17,564)		$2,006		$(6,226)		$10,713
Discontinued operations	(10,159)		1,547		(10,148)		643
Income taxes	5,110		1,293		14,027		7,327
Write off of debt costs	—		—		870		—
Other expense (income)	(70)		(11)		(107)		427
Interest expense (income), net	(187)		281		309		1,394
Goodwill impairment	33,877		637		33,877		637
Loss (gain) on sale of assets	71		9		(36)		(24)
Depreciation and amortization	1,241		979		4,482		4,354
Adjusted EBITDA	$12,319	5.2%	$6,741	3.4%	$37,048	4.1%	$25,471	3.3%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income, excluding discontinued operations, income taxes, write off of debt costs, other expense (income), interest expense (income), net, goodwill impairment, loss (gain) on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently.  Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2005	December 31, 2004

Cash and cash equivalents	$55,593	$32,698
Accounts receivable, net	197,121	165,646
Costs and estimated earnings in excess of billings	22,992	24,011
Assets related to discontinued operations	506	17,068
Receivable from sale of operations	23,800	—
Other current assets	25,387	25,973
Total current assets	325,399	265,396

Property and equipment, net	12,844	11,725
Goodwill	62,954	96,831
Other noncurrent assets	7,486	9,164

Total assets	$408,683	$383,116

Current maturities of long-term debt	$—	$2,071
Accounts payable	72,154	61,659
Billings in excess of costs and estimated earnings	53,440	34,343
Liabilities related to discontinued operations	63	6,805
Other current liabilities	69,503	54,890
Total current liabilities	195,160	159,768

Long-term debt	—	6,751
Other long-term liabilities	—	—

Total liabilities	195,160	166,519

Total equity	213,523	216,597

Total liabilities and equity	$408,683	$383,116

Selected Cash Flow Data (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(unaudited)
	2005	2004	2005	2004
Cash flow from operating activities	$22,955	$13,403	$37,446	$26,184
Cash flow from investing activities	$(1,003)	$(845)	$(6,769)	$(2,476)
Cash flow from financing activities	$(68)	$(475)	$(7,660)	$(1,268)

Cash flow from operating activities	$22,955	$13,403	$37,446	$26,184
Purchases of property and equipment	(1,135)	(1,829)	(6,188)	(4,998)
Proceeds from sales of property and equipment	132	273	696	545
Free cash flow	$21,952	$11,847	$31,954	$21,731

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.